For Release: February 28, 2023
Investor Contact: Phil Morgan, 402.458.3038
Nelnet, Inc. supplemental financial information for the fourth quarter 2022
(All dollars are in thousands, except per share amounts, unless otherwise noted)
The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for fourth quarter 2022 earnings, dated February 28, 2023, and the Company's Annual Report on Form 10-K for the year ended December 31, 2022.
Forward-looking and cautionary statements
This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document. Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “ensure,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “scheduled,” “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.
The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2022 (the "2022 Annual Report"), and include such risks and uncertainties as:
•risks and uncertainties related to the duration, ultimate severity, and continuing impacts of the coronavirus disease 2019 (“COVID-19”) pandemic;
•risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the Company under existing and any future servicing contracts with the U.S. Department of Education (the "Department") and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, Federal Family Education Loan Program (the "FFEL Program" or FFELP), private education, and consumer loans;
•loan portfolio risks such as interest rate basis and repricing risk, the risk of loss of floor income on certain student loans originated under the FFEL Program, risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from purchased securitized and unsecuritized FFELP, private education, consumer, and other loans, or investment interests therein, and initiatives to purchase additional FFELP, private education, consumer, and other loans, and risks from changes in levels of loan prepayment or default rates;
•financing and liquidity risks, including risks of changes in the interest rate environment;
•risks from changes in the terms of education loans and in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets;
•risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors;
•uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations;
•risks and uncertainties of the expected benefits from the November 2020 launch of Nelnet Bank operations, including the ability to successfully conduct banking operations and achieve expected market penetration;
•risks related to the expected benefits to the Company from its continuing investment in ALLO Holdings, LLC (referred to collectively with its subsidiary ALLO Communications LLC as "ALLO"), and risks related to investments in solar projects, including risks of not being able to realize tax credits which remain subject to recapture by taxing authorities;
•risks and uncertainties related to other initiatives to pursue additional strategic investments (and anticipated income therefrom), acquisitions, and other activities, including activities that are intended to diversify the Company both within and outside of its historical core education-related businesses;
•risks and uncertainties associated with climate change; and
•risks and uncertainties associated with litigation matters and with maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses.
All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by law.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended			Year ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Interest income:
Loan interest	$228,878	176,244	112,118	651,205	482,337
Investment interest	34,012	26,889	12,376	91,601	41,498
Total interest income	262,890	203,133	124,494	742,806	523,835
Interest expense on bonds and notes payable and bank deposits	181,790	126,625	48,294	430,137	176,233
Net interest income	81,100	76,508	76,200	312,669	347,602
Less provision (negative provision) for loan losses	27,801	9,665	(1,578)	46,441	(12,426)
Net interest income after provision for loan losses	53,299	66,843	77,778	266,228	360,028
Other income (expense):
Loan servicing and systems revenue	140,021	134,197	150,402	535,459	486,363
Education technology, services, and payment processing revenue	98,332	106,894	80,950	408,543	338,234
Solar construction revenue	15,186	9,358	—	24,543	—
Other, net	735	2,225	48,497	25,486	78,681
(Loss) gain on sale of loans, net	(2,713)	2,627	—	2,903	18,715
Impairment expense and provision for beneficial interests, net	(9,361)	121	(4,137)	(15,523)	(16,360)
Derivative settlements, net	20,858	10,271	(5,780)	32,943	(21,367)
Derivative market value adjustments, net	(7,434)	52,991	48,359	231,691	92,813
Total other income (expense)	255,624	318,684	318,291	1,246,045	977,079
Cost of services:
Cost to provide education technology, services, and payment processing services	39,330	42,676	28,597	148,403	108,660
Cost to provide solar construction services	14,004	5,968	—	19,971	—
Total cost of services	53,334	48,644	28,597	168,374	108,660
Operating expenses:
Salaries and benefits	151,568	147,198	143,781	589,579	507,132
Depreciation and amortization	20,099	18,772	17,612	74,077	73,741
Other expenses	50,481	43,858	37,857	170,778	145,469
Total operating expenses	222,148	209,828	199,250	834,434	726,342
Income before income taxes	33,441	127,055	168,222	509,465	502,105
Income tax expense	(5,459)	(26,586)	(39,075)	(113,224)	(115,822)
Net income	27,982	100,469	129,147	396,241	386,283
Net loss attributable to noncontrolling interests	2,791	4,329	3,536	11,106	7,003
Net income attributable to Nelnet, Inc.	$30,773	104,798	132,683	407,347	393,286
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$0.83	2.80	3.46	10.83	10.20
Weighted average common shares outstanding - basic and diluted	37,290,293	37,380,493	38,352,942	37,603,033	38,572,801

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	December 31, 2022	September 30, 2022	December 31, 2021
Assets:
Loans and accrued interest receivable, net	$15,243,889	15,876,251	18,335,197
Cash, cash equivalents, and investments	2,230,063	2,126,712	1,714,482
Restricted cash	1,239,470	980,131	1,068,626
Goodwill and intangible assets, net	240,403	242,401	194,121
Other assets	420,219	338,038	365,615
Total assets	$19,374,044	19,563,533	21,678,041
Liabilities:
Bonds and notes payable	$14,637,195	15,042,595	17,631,089
Bank deposits	691,322	580,825	344,315
Other liabilities	845,625	773,754	749,799
Total liabilities	16,174,142	16,397,174	18,725,203
Equity:
Total Nelnet, Inc. shareholders' equity	3,198,959	3,180,614	2,951,206
Noncontrolling interests	943	(14,255)	1,632
Total equity	3,199,902	3,166,359	2,952,838
Total liabilities and equity	$19,374,044	19,563,533	21,678,041

Overview
The Company is a diverse, innovative company with a purpose to serve others and a vision to make dreams possible. The largest operating businesses engage in loan servicing and education technology, services, and payment processing, and the Company also has a significant investment in communications. A significant portion of the Company's revenue is net interest income earned on a portfolio of federally insured student loans. The Company also makes investments to further diversify both within and outside of its historical core education-related businesses including, but not limited to, investments in early-stage and emerging growth companies, real estate, and renewable energy (solar).
The Company was formed as a Nebraska corporation in 1978 to service federal student loans for two local banks. The Company built on this initial foundation as a servicer to become a leading originator, holder, and servicer of federal student loans, principally consisting of loans originated under the FFEL Program.
The Health Care and Education Reconciliation Act of 2010 discontinued new loan originations under the FFEL Program, effective July 1, 2010, and requires all new federal student loan originations be made directly by the Department through the Federal Direct Loan Program. As a result, the Company no longer originates FFELP loans. However, a significant portion of the Company's income continues to be derived from its existing FFELP student loan portfolio. Interest income on the Company's existing FFELP loan portfolio will decline over time as the portfolio is paid down. Since all FFELP loans will eventually run off, a key objective of the Company is to maximize the amount and timing of cash flow generated from its FFELP portfolio and reposition itself for the post-FFELP environment.
To reduce its reliance on interest income from FFELP loans, the Company has expanded its services and products. This expansion has been accomplished through internal growth and innovation as well as business and certain investment acquisitions. The Company is also actively expanding its private education, consumer, and other loan portfolios, and in November 2020 launched Nelnet Bank. In addition, the Company has been servicing federally owned student loans for the Department since 2009.

GAAP Net Income and Non-GAAP Net Income, Excluding Adjustments
The Company prepares its financial statements and presents its financial results in accordance with GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. A reconciliation of the Company's GAAP net income to Non-GAAP net income, excluding derivative market value adjustments, and a discussion of why the Company believes providing this additional information is useful to investors, is provided below.

	Three months ended			Year ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP net income attributable to Nelnet, Inc.	$30,773	104,798	132,683	407,347	393,286
Realized and unrealized derivative market value adjustments	7,434	(52,991)	(48,359)	(231,691)	(92,813)
Tax effect (a)	(1,784)	12,718	11,606	55,606	22,275
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments (b)	$36,423	64,525	95,930	231,262	322,748

Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$0.83	2.80	3.46	10.83	10.20
Realized and unrealized derivative market value adjustments	0.20	(1.42)	(1.26)	(6.16)	(2.41)
Tax effect (a)	(0.05)	0.35	0.30	1.48	0.58
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments (b)	$0.98	1.73	2.50	6.15	8.37

(a)    The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.
(b)    "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria is met. Management has structured all of the Company’s derivative transactions with the intent that each is economically effective; however, the Company’s derivative instruments do not qualify for hedge accounting. As a result, the change in fair value of derivative instruments is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the Company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The Company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the Company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the Company’s performance and in presentations with credit rating agencies, lenders, and investors. Consequently, the Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.

Operating Segments
A description of the Company's reportable operating segments is included in note 1 of the notes to consolidated financial statements included in the Company's 2022 Annual Report. The Company's reportable operating segments include:
•Loan Servicing and Systems (LSS) - referred to as Nelnet Diversified Services (NDS)
•Education Technology, Services, and Payment Processing (ETS&PP) - referred to as Nelnet Business Services (NBS)
•Asset Generation and Management (AGM)
•Nelnet Bank
The Company earns fee-based revenue through its NDS and NBS reportable operating segments. The Company earns net interest income on its loan portfolio, consisting primarily of FFELP loans, in its AGM reportable operating segment. This segment is expected to generate significant amounts of cash as the FFELP portfolio amortizes. The Company actively works to maximize the amount and timing of cash flows generated from its FFELP portfolio and seeks to acquire additional loan assets to leverage its servicing scale and expertise to generate incremental earnings and cash flow.
On November 2, 2020, the Company obtained final approval for federal deposit insurance from the Federal Deposit Insurance Corporation (FDIC) and for a bank charter from the Utah Department of Financial Institutions (UDFI) in connection with the establishment of Nelnet Bank, and Nelnet Bank launched operations. Nelnet Bank operates as an internet industrial bank franchise focused on the private education and unsecured consumer loan markets, with a home office in Salt Lake City, Utah.
Other business activities and operating segments that are not reportable are combined and included in Corporate and Other Activities ("Corporate"). Corporate includes the following items:
•The operating results of Whitetail Rock Capital Management, LLC, the Company's U.S. Securities and Exchange Commission-registered investment advisor subsidiary
•The operating results of Nelnet Renewable Energy, which include solar tax equity investments made by the Company, administrative and management services provided by the Company on tax equity investments made by third parties, and solar development
•The results of the majority of the Company’s investment activities, including early-stage and emerging growth companies and real estate
•Interest income earned on cash and investment debt securities (primarily student loan and other asset-backed securities)
•Interest expense incurred on unsecured and certain other corporate related debt transactions
•Other product and service offerings that are not considered reportable operating segments
Corporate also includes certain activities related to internal audit, human resources, accounting, legal, enterprise risk management, information technology, occupancy, and marketing. These costs are allocated to each operating segment based on estimated use of such activities and services. Corporate also includes corporate costs and overhead functions not allocated to operating segments, including executive management, investments in innovation, and other holding company organizational costs.

The information below provides the operating results (net income (loss) before taxes) for each reportable operating segment and Corporate and Other Activities for the years ended December 31, 2022 and 2021.

	Year ended December 31,
	2022	2021	Certain Items Impacting Comparability (All dollar amounts below are pre-tax)
NDS	$64,456	62,445
•The recognition of $5.5 million of non-cash impairment charges in 2022 compared with $13.2 million in 2021, due primarily to continued evaluation of office space needs as employees continue to work from home due to COVID-19.
•Decrease in operating margin in 2022 compared with 2021 due to increased operating expenses in 2022, primarily salaries and benefits, as the Company hired employees in preparation for the resumption of federal student loan payments once the CARES Act suspension was to expire. The expiration of the CARES Act was extended multiple times throughout 2022.

NBS	74,105	72,713
•The recognition of $9.4 million of interest income in 2022 compared with $1.1 million in 2021 due to higher interest rates.
•The recognition of a $2.2 million non-cash impairment charge in 2022 related to previously acquired computer software.
•Decrease in operating margin in 2022 compared with 2021 due to additional investments during 2022 in the development of new services and technologies; and superior customer experiences to grow, retain, and diversify revenue.

AGM	454,725	423,616
•A net gain of $231.7 million related to changes in the fair value of derivative instruments that do not qualify for hedge accounting in 2022 compared with a gain of $92.8 million in 2021.
•A decrease of $46.3 million in net interest income due to the decrease in the average balance of loans in 2022 compared with 2021.
•An increase of $27.1 million in net interest income due to an increase in core loan spread in 2022 compared with 2021.
•A decrease of $23.8 million in interest expense in 2021 as a result of the Company reversing a historical accrued interest liability on certain bonds, which liability the Company determined is no longer probable of being required to be paid.
•An increase of $8.4 million in interest income in 2022 compared with a $6.2 million decrease to interest income in 2021, as a result of increasing the constant prepayment rate used to amortize/accrete federally insured loan premium/discounts for loans.
•The recognition of $44.6 million in provision for loan losses in 2022 compared with a negative provision of $13.2 million in 2021.
•The recognition of a $32.9 million gain in 2021 related to the Company’s joint venture to acquire a private education student loan portfolio previously owned by Wells Fargo.
•The recognition of $10.8 million in borrower late fees in 2022 compared with $3.4 million in 2021.
•The recognition of $9.9 million in interest income on restricted cash in 2022 compared with $0.1 million in 2021 due to an increase in the balance of restricted cash and interest rates.
•The recognition of $7.9 million in administration and sponsor fee income in 2022 compared with $3.7 million in 2021.
•The recognition of $2.9 million in gains from the sale of loans in 2022 compared with $18.7 million in 2021.
•The recognition of a $1.2 million gain in 2022 from the repurchase of debt compared with a loss of $6.8 million in 2021.

Nelnet Bank	4,357	(792)	•Increase in 2022 compared with 2021 was due to an increase in loans and investments, offset by increased operating expenses to support the bank’s growth.
Corporate	(88,180)	(55,875)
•The recognition of a net loss of $68.0 million in 2022 related to the Company’s investment in ALLO compared with a net loss of $42.1 million in 2021.
•The recognition of $12.9 million of non-cash impairment and contingency charges in 2022 compared with $5.6 million in 2021. Impairment charges were due to certain venture capital investments.

Net income before taxes	509,465	502,105
Income tax expense	(113,224)	(115,822)
Net loss attributable to noncontrolling interests	11,106	7,003
Net income	$407,347	393,286

Segment Reporting
The following tables include the results of each of the Company's reportable operating segments reconciled to the consolidated financial statements.

	Three months ended December 31, 2022
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$1,578	4,457	234,631	10,181	21,489	(9,446)	262,890
Interest expense	—	—	176,180	5,263	9,793	(9,446)	181,790
Net interest income	1,578	4,457	58,451	4,918	11,696	—	81,100
Less provision (negative provision) for loan losses	—	—	27,423	378	—	—	27,801
Net interest income after provision for loan losses	1,578	4,457	31,028	4,540	11,696	—	53,299
Other income (expense):
Loan servicing and systems revenue	140,021	—	—	—	—	—	140,021
Intersegment revenue	8,028	64	—	—	—	(8,092)	—
Education technology, services, and payment processing revenue	—	98,332	—	—	—	—	98,332
Solar construction revenue	—	—	—	—	15,186	—	15,186
Other, net	597	—	4,898	402	(5,161)	—	735
(Loss) gain on sale of loans, net	—	—	(2,712)	—	—	—	(2,713)
Impairment expense and provision for beneficial interests, net	(5,511)	(2,239)	—	(214)	(1,397)	—	(9,361)
Derivative settlements, net	—	—	20,858	—	—	—	20,858
Derivative market value adjustments, net	—	—	(7,434)	—	—	—	(7,434)
Total other income (expense)	143,135	96,157	15,610	188	8,628	(8,092)	255,624
Cost of services:
Cost to provide education technology, services, and payment processing services	—	39,330	—	—	—	—	39,330
Cost to provide solar construction services	—	—	—	—	14,003	—	14,004
Total cost of services	—	39,330	—	—	14,003	—	53,334
Operating expenses:
Salaries and benefits	87,550	35,072	666	1,866	26,415	—	151,568
Depreciation and amortization	8,199	2,639	—	4	9,258	—	20,099
Other expenses	13,299	10,555	6,910	916	18,802	—	50,481
Intersegment expenses, net	18,703	5,367	8,985	73	(25,036)	(8,092)	—
Total operating expenses	127,751	53,633	16,561	2,859	29,439	(8,092)	222,148
Income (loss) before income taxes	16,962	7,651	30,077	1,869	(23,118)	—	33,441
Income tax (expense) benefit	(4,071)	(1,838)	(7,219)	(439)	8,108	—	(5,459)
Net income (loss)	12,891	5,813	22,858	1,430	(15,010)	—	27,982
Net (income) loss attributable to noncontrolling interests	—	5	—	—	2,786	—	2,791
Net income (loss) attributable to Nelnet, Inc.	$12,891	5,818	22,858	1,430	(12,224)	—	30,773

	Three months ended September 30, 2022
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$831	3,707	182,932	7,551	10,860	(2,748)	203,133
Interest expense	—	—	120,009	3,298	6,067	(2,748)	126,625
Net interest income	831	3,707	62,923	4,253	4,793	—	76,508
Less provision (negative provision) for loan losses	—	—	9,215	450	—	—	9,665
Net interest income after provision for loan losses	831	3,707	53,708	3,803	4,793	—	66,843
Other income (expense):
Loan servicing and systems revenue	134,197	—	—	—	—	—	134,197
Intersegment revenue	8,281	8	—	—	—	(8,289)	—
Education technology, services, and payment processing revenue	—	106,894	—	—	—	—	106,894
Solar construction revenue	—	—	—	—	9,358	—	9,358
Other, net	596	—	4,627	566	(3,564)	—	2,225
(Loss) gain on sale of loans, net	—	—	2,627	—	—	—	2,627
Impairment expense and provision for beneficial interests, net	—	—	—	—	121	—	121
Derivative settlements, net	—	—	10,271	—	—	—	10,271
Derivative market value adjustments, net	—	—	52,991	—	—	—	52,991
Total other income (expense)	143,074	106,902	70,516	566	5,915	(8,289)	318,684
Cost of services:
Cost to provide education technology, services, and payment processing services	—	42,676	—	—	—	—	42,676
Cost to provide solar construction services	—	—	—	—	5,968	—	5,968
Total cost of services	—	42,676	—	—	5,968	—	48,644
Operating expenses:
Salaries and benefits	82,067	34,950	653	1,814	27,713	—	147,198
Depreciation and amortization	5,784	2,532	—	4	10,452	—	18,772
Other expenses	16,654	7,034	3,349	1,427	15,395	—	43,858
Intersegment expenses, net	17,486	4,762	8,350	69	(22,378)	(8,289)	—
Total operating expenses	121,991	49,278	12,352	3,314	31,182	(8,289)	209,828
Income (loss) before income taxes	21,914	18,655	111,872	1,055	(26,442)	—	127,055
Income tax (expense) benefit	(5,259)	(4,475)	(26,849)	(246)	10,244	—	(26,586)
Net income (loss)	16,655	14,180	85,023	809	(16,198)	—	100,469
Net (income) loss attributable to noncontrolling interests	—	(61)	—	—	4,390	—	4,329
Net income (loss) attributable to Nelnet, Inc.	$16,655	14,119	85,023	809	(11,808)	—	104,798

	Three months ended December 31, 2021
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$42	258	118,753	2,242	4,423	(1,222)	124,494
Interest expense	24	—	48,636	499	358	(1,222)	48,294
Net interest income	18	258	70,117	1,743	4,065	—	76,200
Less provision (negative provision) for loan losses	—	—	(1,994)	416	—	—	(1,578)
Net interest income after provision for loan losses	18	258	72,111	1,327	4,065	—	77,778
Other income (expense):
Loan servicing and systems revenue	150,402	—	—	—	—	—	150,402
Intersegment revenue	8,587	3	—	—	—	(8,590)	—
Education technology, services, and payment processing revenue	—	80,950	—	—	—	—	80,950
Solar construction revenue	—	—	—	—	—	—	—
Other, net	765	(14)	38,820	237	8,689	—	48,497
(Loss) gain on sale of loans, net	—	—	—	—	—	—	—
Impairment expense and provision for beneficial interests, net	—	—	—	—	(4,137)	—	(4,137)
Derivative settlements, net	—	—	(5,780)	—	—	—	(5,780)
Derivative market value adjustments, net	—	—	48,359	—	—	—	48,359
Total other income (expense)	159,754	80,939	81,399	237	4,552	(8,590)	318,291
Cost of services:
Cost to provide education technology, services, and payment processing services	—	28,597	—	—	—	—	28,597
Cost to provide solar construction services	—	—	—	—	—	—	—
Total cost of services	—	28,597	—	—	—	—	28,597
Operating expenses:
Salaries and benefits	87,255	29,892	542	1,086	25,006	—	143,781
Depreciation and amortization	5,239	2,615	—	—	9,755	—	17,612
Other expenses	13,424	5,254	724	549	17,910	—	37,857
Intersegment expenses, net	19,964	4,324	9,241	35	(24,974)	(8,590)	—
Total operating expenses	125,882	42,085	10,507	1,670	27,697	(8,590)	199,250
Income (loss) before income taxes	33,890	10,515	143,003	(106)	(19,080)	—	168,222
Income tax (expense) benefit	(8,134)	(2,523)	(34,321)	24	5,879	—	(39,075)
Net income (loss)	25,756	7,992	108,682	(82)	(13,201)	—	129,147
Net (income) loss attributable to noncontrolling interests	—	—	—	—	3,536	—	3,536
Net income (loss) attributable to Nelnet, Inc.	$25,756	7,992	108,682	(82)	(9,665)	—	132,683

	Year ended December 31, 2022
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$2,722	9,377	676,557	25,973	42,576	(14,399)	742,806
Interest expense	44	—	411,900	11,055	21,538	(14,399)	430,137
Net interest income	2,678	9,377	264,657	14,918	21,038	—	312,669
Less provision (negative provision) for loan losses	—	—	44,601	1,840	—	—	46,441
Net interest income after provision for loan losses	2,678	9,377	220,056	13,078	21,038	—	266,228
Other income (expense):
Loan servicing and systems revenue	535,459	—	—	—	—	—	535,459
Intersegment revenue	33,170	81	—	—	—	(33,251)	—
Education technology, services, and payment processing revenue	—	408,543	—	—	—	—	408,543
Solar construction revenue	—	—	—	—	24,543	—	24,543
Other, net	2,543	—	21,170	2,625	(853)	—	25,486
(Loss) gain on sale of loans, net	—	—	2,903	—	—	—	2,903
Impairment expense and provision for beneficial interests, net	(5,511)	(2,239)	—	(214)	(7,559)	—	(15,523)
Derivative settlements, net	—	—	32,943	—	—	—	32,943
Derivative market value adjustments, net	—	—	231,691	—	—	—	231,691
Total other income (expense)	565,661	406,385	288,707	2,411	16,131	(33,251)	1,246,045
Cost of services:
Cost to provide education technology, services, and payment processing services	—	148,403	—	—	—	—	148,403
Cost to provide solar construction services	—	—	—	—	19,971	—	19,971
Total cost of services	—	148,403	—	—	19,971	—	168,374
Operating expenses:
Salaries and benefits	344,809	133,428	2,524	6,948	101,870	—	589,579
Depreciation and amortization	24,255	10,184	—	15	39,623	—	74,077
Other expenses	59,674	30,104	16,835	3,925	60,240	—	170,778
Intersegment expenses, net	75,145	19,538	34,679	244	(96,355)	(33,251)	—
Total operating expenses	503,883	193,254	54,038	11,132	105,378	(33,251)	834,434
Income (loss) before income taxes	64,456	74,105	454,725	4,357	(88,180)	—	509,465
Income tax (expense) benefit	(15,470)	(17,785)	(109,134)	(1,013)	30,178	—	(113,224)
Net income (loss)	48,986	56,320	345,591	3,344	(58,002)	—	396,241
Net (income) loss attributable to noncontrolling interests	—	(3)	—	—	11,109	—	11,106
Net income (loss) attributable to Nelnet, Inc.	$48,986	56,317	345,591	3,344	(46,893)	—	407,347

	Year ended December 31, 2021
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$137	1,075	506,901	7,721	9,801	(1,800)	523,835
Interest expense	94	—	172,918	1,507	3,515	(1,800)	176,233
Net interest income	43	1,075	333,983	6,214	6,286	—	347,602
Less provision (negative provision) for loan losses	—	—	(13,220)	794	—	—	(12,426)
Net interest income after provision for loan losses	43	1,075	347,203	5,420	6,286	—	360,028
Other income (expense):
Loan servicing and systems revenue	486,363	—	—	—	—	—	486,363
Intersegment revenue	33,956	12	—	—	—	(33,968)	—
Education technology, services, and payment processing revenue	—	338,234	—	—	—	—	338,234
Solar construction revenue	—	—	—	—	—	—	—
Other, net	3,307	—	34,306	713	40,356	—	78,681
(Loss) gain on sale of loans, net	—	—	18,715	—	—	—	18,715
Impairment expense and provision for beneficial interests, net	(13,243)	—	2,436	—	(5,553)	—	(16,360)
Derivative settlements, net	—	—	(21,367)	—	—	—	(21,367)
Derivative market value adjustments, net	—	—	92,813	—	—	—	92,813
Total other income (expense)	510,383	338,246	126,903	713	34,803	(33,968)	977,079
Cost of services:
Cost to provide education technology, services, and payment processing services	—	108,660	—	—	—	—	108,660
Cost to provide solar construction services	—	—	—	—	—	—	—
Total cost of services	—	108,660	—	—	—	—	108,660
Operating expenses:
Salaries and benefits	297,406	112,046	2,135	5,042	90,502	—	507,132
Depreciation and amortization	25,649	11,404	—	—	36,682	—	73,741
Other expenses	52,720	19,318	13,487	1,776	58,173	—	145,469
Intersegment expenses, net	72,206	15,180	34,868	107	(88,393)	(33,968)	—
Total operating expenses	447,981	157,948	50,490	6,925	96,964	(33,968)	726,342
Income (loss) before income taxes	62,445	72,713	423,616	(792)	(55,875)	—	502,105
Income tax (expense) benefit	(14,987)	(17,451)	(101,668)	175	18,109	—	(115,822)
Net income (loss)	47,458	55,262	321,948	(617)	(37,766)	—	386,283
Net (income) loss attributable to noncontrolling interests	—	—	—	—	7,003	—	7,003
Net income (loss) attributable to Nelnet, Inc.	$47,458	55,262	321,948	(617)	(30,763)	—	393,286

Loan Servicing and Systems Revenue
The following table provides disaggregated revenue by service offering for the Loan Servicing and Systems operating segment.

	Three months ended			Year ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Government loan servicing	$110,698	104,428	119,296	423,066	360,793
Private education and consumer loan servicing	12,016	12,198	12,739	49,210	47,302
FFELP loan servicing	3,630	4,127	4,351	16,016	18,281
Software services	9,873	8,229	11,821	33,409	34,600
Outsourced services	3,804	5,215	2,195	13,758	25,387
Loan servicing and systems revenue	$140,021	134,197	150,402	535,459	486,363
Loan Servicing Volumes

	As of
	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
Servicing volume (dollars in millions):
Government	$443,248	453,681	452,450	461,054	478,402	507,653	542,398	545,546	545,373
FFELP	30,763	30,084	29,361	28,244	26,916	25,646	24,224	22,412	20,226
Private and consumer	16,226	21,397	24,758	24,229	23,702	23,433	22,838	22,461	21,866
Total	$490,237	505,162	506,569	513,527	529,020	556,732	589,460	590,419	587,465

Number of servicing borrowers:
Government	13,251,930	13,301,364	13,253,051	13,570,056	14,196,520	14,727,860	15,426,607	15,657,942	15,777,328
FFELP	1,300,677	1,233,461	1,198,863	1,150,214	1,092,066	1,034,913	977,785	910,188	829,939
Private and consumer	636,136	882,477	1,039,537	1,097,252	1,065,439	1,030,863	998,454	979,816	951,866
Total	15,188,743	15,417,302	15,491,451	15,817,522	16,354,025	16,793,636	17,402,846	17,547,946	17,559,133

Number of remote hosted borrowers:	6,555,841	4,307,342	4,338,570	4,548,541	4,799,368	5,487,943	5,738,381	6,025,377	6,135,760
Education Technology, Services, and Payment Processing
The following table provides disaggregated revenue by servicing offering for the Education Technology, Services, and Payment Processing operating segment.

	Three months ended			Year ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Tuition payment plan services	$26,671	25,779	24,264	110,802	103,970
Payment processing	34,216	47,957	29,182	148,212	127,080
Education technology and services	35,924	32,548	27,033	146,679	105,975
Other	1,521	610	471	2,850	1,209
Education technology, services, and payment processing revenue	$98,332	106,894	80,950	408,543	338,234

Other Income/Expense
The following table summarizes the components of "other, net" in "other income (expense)" on the consolidated statements of income.

	Three months ended			Year ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Income/gains from investments, net	$10,866	10,701	51,451	51,552	91,593
Borrower late fee income	3,116	2,824	1,745	10,809	3,444
ALLO preferred return	2,164	2,164	2,043	8,584	8,427
Administration/sponsor fee income	1,844	1,920	1,986	7,898	3,656
Investment advisory services	1,651	1,612	1,531	6,026	7,773
Management fee revenue	597	596	765	2,543	3,307
Loss from ALLO voting membership interest investment	(20,332)	(17,562)	(10,528)	(67,966)	(42,148)
Loss from solar investments	(2,379)	(4,216)	(2,757)	(9,479)	(10,132)
Other	3,208	4,186	2,261	15,519	12,761
Other, net	$735	2,225	48,497	25,486	78,681
Derivative Settlements
The following table summarizes the components of "derivative settlements, net" on the consolidated statements of income.

	Three months ended			Year ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
1:3 basis swaps	$(448)	(1,085)	(699)	(206)	(1,638)
Interest rate swaps - floor income hedges	21,306	11,356	(5,081)	33,149	(19,729)
Total derivative settlements - income (expense)	$20,858	10,271	(5,780)	32,943	(21,367)

Loans and Accrued Interest Receivable and Allowance for Loan Losses
Loans and accrued interest receivable and allowance for loan losses consisted of the following:

	As of	As of	As of
	December 31, 2022	September 30, 2022	December 31, 2021
Non-Nelnet Bank:
Federally insured loans:
Stafford and other	$3,389,178	3,298,138	3,904,000
Consolidation	10,177,295	11,002,253	13,187,047
Total	13,566,473	14,300,391	17,091,047
Private education loans	252,383	262,183	299,442
Consumer and other loans	350,915	231,441	51,301
Non-Nelnet Bank loans	14,169,771	14,794,015	17,441,790
Nelnet Bank:
Federally insured loans	65,913	72,905	88,011
Private education loans	353,882	356,571	169,890
Nelnet Bank loans	419,795	429,476	257,901

Accrued interest receivable	816,864	793,838	788,552
Loan discount, net of unamortized loan premiums and deferred origination costs	(30,714)	(22,021)	(25,933)
Allowance for loan losses:
Non-Nelnet Bank:
Federally insured loans	(83,593)	(87,778)	(103,381)
Private education loans	(15,411)	(15,577)	(16,143)
Consumer and other loans	(30,263)	(13,290)	(6,481)
Non-Nelnet Bank allowance for loan losses	(129,267)	(116,645)	(126,005)
Nelnet Bank:
Federally insured loans	(170)	(164)	(268)
Private education loans	(2,390)	(2,248)	(840)
Nelnet Bank allowance for loan losses	(2,560)	(2,412)	(1,108)
	$15,243,889	15,876,251	18,335,197
The following table summarizes the allowance for loan losses as a percentage of the ending loan balance for each of the Company's loan portfolios.

	As of	As of	As of
	December 31, 2022	September 30, 2022	December 31, 2021
Non-Nelnet Bank:
Federally insured loans (a)	0.62%	0.61%	0.60%
Private education loans	6.11%	5.94%	5.39%
Consumer and other loans (b)	8.62%	5.74%	12.63%
Nelnet Bank:
Federally insured loans (a)	0.26%	0.22%	0.30%
Private education loans	0.68%	0.63%	0.49%
(a)    As of December 31, 2022 September 30, 2022, and December 31, 2021, the allowance for loan losses as a percent of the risk sharing component of federally insured loans not covered by the federal guaranty for non-Nelnet Bank was 22.4%, 22.3%, and 22.2%, respectively, and for Nelnet Bank was 10.3%, 8.9%, and 12.1%, respectively.
(b)    During 2022, the Company purchased home equity loans that generally have lower default rates than unsecured consumer loans. As such, the allowance for loan losses as a percentage of the ending loan balance has decreased in 2022 compared with December 31, 2021.

Loan Activity
The following table sets forth the activity of the Company's loan portfolios:

	Three months ended			Year ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Non-Nelnet Bank:
Beginning balance	$14,794,015	15,855,137	18,437,694	17,441,790	19,559,108
Loan acquisitions:
Federally insured student loans	667,008	896	70,775	721,853	904,088
Private education loans	67	667	1,177	8,244	89,308
Consumer and other loans	259,217	120,465	20,604	516,215	81,923
Total loan acquisitions	926,292	122,028	92,556	1,246,312	1,075,319
Repayments, claims, capitalized interest, participations, and other, net	(383,829)	(385,312)	(711,459)	(1,694,742)	(2,126,708)
Loans lost to external parties	(1,046,911)	(768,923)	(376,981)	(2,656,639)	(964,822)
Loans sold	(119,796)	(28,915)	(20)	(166,950)	(101,107)
Ending balance	$14,169,771	14,794,015	17,441,790	14,169,771	17,441,790

Nelnet Bank:
Beginning balance	$429,476	423,553	192,325	257,901	17,543
Loan acquisitions and originations:
Federally insured student loan acquisitions		—	—	—	99,973
Private education loan acquisitions	—	6,856	—	6,856	—
Private education loan originations	8,426	14,311	80,588	228,283	179,749
Total loan acquisitions and originations	8,426	21,167	80,588	235,139	279,722
Repayments	(18,011)	(15,244)	(14,318)	(69,022)	(36,181)
Sales to AGM	(96)	—	(694)	(4,223)	(3,183)
Ending balance	$419,795	429,476	257,901	419,795	257,901
The Company has also purchased partial ownership in certain federally insured student, private education, and consumer and other loan securitizations that are accounted for as held-to-maturity beneficial interest investments and included in "investments and notes receivable" in the Company's consolidated financial statements. As of the latest remittance reports filed by the various trusts prior to or as of December 31, 2022, the Company’s ownership correlates to approximately $390 million, $620 million, and $310 million of federally insured student, private education, and consumer and other loans, respectively, included in these securitizations. The loans held in these securitizations are not included in the above table.
Since late 2021, the Company has experienced accelerated run-off of its FFELP portfolio due to FFELP borrowers consolidating their loans into Federal Direct Loan Program loans as a result of the continued extension of the CARES Act payment pause on Department held loans and the initiatives offered by the Department for FFELP borrowers to consolidate their loans to qualify for loan forgiveness under the Public Service Loan Forgiveness and other programs.

Loan Spread Analysis
The following table analyzes the loan spread on AGM’s portfolio of loans, which represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets.

	Three months ended			Year ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Variable loan yield, gross	6.52%	5.05%	2.62%	4.39%	2.64%
Consolidation rebate fees	(0.82)	(0.84)	(0.85)	(0.84)	(0.85)
Discount accretion, net of premium and deferred origination costs amortization (a)	0.06	0.02	0.02	0.04	0.02
Variable loan yield, net	5.76	4.23	1.79	3.59	1.81
Loan cost of funds - interest expense (b) (c)	(4.64)	(3.11)	(1.06)	(2.58)	(1.04)
Loan cost of funds - derivative settlements (d) (e)	(0.01)	(0.03)	(0.02)	(0.00)	(0.01)
Variable loan spread	1.11	1.09	0.71	1.01	0.76
Fixed rate floor income, gross	0.07	0.19	0.76	0.36	0.76
Fixed rate floor income - derivative settlements (d) (f)	0.59	0.30	(0.11)	0.21	(0.11)
Fixed rate floor income, net of settlements on derivatives	0.66	0.49	0.65	0.57	0.65
Core loan spread	1.77%	1.58%	1.36%	1.58%	1.41%

Average balance of AGM's loans	$14,764,466	15,466,505	18,063,787	15,969,435	18,900,038
Average balance of AGM's debt outstanding	14,352,548	15,060,823	17,777,230	15,513,824	18,610,144
(a)    During each of the fourth quarters of 2022 and 2021, the Company changed its estimate of the constant prepayment rate used to amortize/accrete federally insured loan premium/discounts for its loans which resulted in a $8.4 million increase and a $6.2 million decrease, respectively, to interest income. The impact of these adjustments was excluded from the table above.
(b)    In the first quarter of 2021, the Company reversed a historical accrued interest liability of $23.8 million on certain bonds, which liability the Company determined is no longer probable of being required to be paid. The liability was initially recorded when certain asset-backed securitizations were acquired in 2011 and 2013. The reduction of this liability is reflected in (a reduction of) "interest expense on bonds and notes payable and bank deposits" in the consolidated statements of income and the impact of this reduction to interest expense was excluded from the table above.
(c)    In the third quarter of 2021, the Company redeemed certain asset-backed debt securities prior to their legal maturity, resulting in the recognition of $1.5 million in interest expense from the write-off of all remaining debt issuance costs related to the initial issuance of such bonds. This expense was excluded from the table above.
(d)    Derivative settlements represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms. Derivative accounting requires that net settlements with respect to derivatives that do not qualify for "hedge treatment" under GAAP be recorded in a separate income statement line item below net interest income. The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. As such, management believes derivative settlements for each applicable period should be evaluated with the Company’s net interest income (loan spread) as presented in this table. The Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance. See "Derivative Settlements" included in this supplement for the net settlement activity recognized by the Company for each type of derivative for the periods presented in the table.
A reconciliation of core loan spread, which includes the impact of derivative settlements on loan spread, to loan spread without derivative settlements follows.

	Three months ended			Year ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Core loan spread	1.77%	1.58%	1.36%	1.58%	1.41%
Derivative settlements (1:3 basis swaps)	0.01	0.03	0.02	0.00	0.01
Derivative settlements (fixed rate floor income)	(0.59)	(0.30)	0.11	(0.21)	0.11
Loan spread	1.19%	1.31%	1.49%	1.37%	1.53%
(e)    Derivative settlements consist of net settlements paid related to the Company’s 1:3 basis swaps.
(f)    Derivative settlements consist of net settlements received (paid) related to the Company’s floor income interest rate swaps.

A trend analysis of AGM’s core and variable loan spreads by calendar year quarter is summarized below.

Core and Variable Loan Spreads
Asset / Liability Base Rate Spread
2.00%
1.80%
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.45%
0.40%
0.35%
0.30%
0.25%
0.20%
0.15%
0.10%
0.05%
0.00%
-0.05%
-0.10%
-0.15%
-0.20%
-0.25%
-0.30%
-0.35%
-0.40%
-0.45%
Q1 21
Q2 21
Q3 21
Q4 21
Q1 22
Q2 22
Q3 22
Q4 22
1.45%
1.41%
1.42%
1.36%
1.45%
1.61%
1.58%
1.77%
0.80%
0.75%
0.78%
0.71%
0.85%
1.06%
1.09%
1.11%
0.11%
0.11%
0.09%
0.09%
(0.01%)
(0.16%)
(0.36%)
(0.39%)
Core
Variable
Asset/Liability Base Rate Spread

The interest earned on a large portion of AGM's FFELP student loan assets is indexed to the one-month LIBOR rate. AGM funds a portion of its assets with three-month LIBOR indexed floating rate securities. The relationship between the indices in which AGM earns interest on its loans and funds such loans has a significant impact on loan spread. The table above (the right axis) shows the difference between AGM's liability base rate and the one-month LIBOR rate by quarter.
Variable loan spread increased during 2022 compared with 2021 due to a significant increase in short-term interest rates throughout 2022. In an increasing interest rate environment, student loan spread increases due to the timing of interest rate resets on the Company's assets occurring daily in contrast to the timing of the interest resets on the Company's debt that occurs either monthly or quarterly.
The difference between variable loan spread and core loan spread is fixed rate floor income earned on a portion of AGM's federally insured student loan portfolio. A summary of fixed rate floor income and its contribution to core loan spread follows:

	Three months ended			Year ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Fixed rate floor income, gross	$2,510	7,585	34,577	57,380	142,606
Derivative settlements (a)	21,306	11,356	(5,081)	33,149	(19,729)
Fixed rate floor income, net	$23,816	18,941	29,496	90,529	122,877
Fixed rate floor income contribution to spread, net	0.66%	0.49%	0.65%	0.57%	0.65%

(a)    Derivative settlements consist of net settlements received (paid) related to the Company's derivatives used to hedge student loans earning fixed rate floor income.

Fixed Rate Floor Income
The following table shows AGM’s federally insured student loan assets that were earning fixed rate floor income as of December 31, 2022.

Fixed interest rate range	Borrower/lender weighted average yield	Estimated variable conversion rate (a)	Loan balance
6.5 - 6.99%	6.77%	4.13%	$135,031
7.0 - 7.49%	7.18%	4.54%	69,205
7.5 - 7.99%	7.72%	5.08%	158,317
8.0 - 8.99%	8.18%	5.54%	363,579
> 9.0%	9.05%	6.41%	139,081
			$865,213

(a)    The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of December 31, 2022, the weighted average estimated variable conversion rate was 5.30% and the short-term interest rate was 397 basis points.
The following table summarizes the outstanding derivative instruments as of December 31, 2022 used by AGM to economically hedge loans earning fixed rate floor income.

Maturity	Notional amount	Weighted average fixed rate paid by the Company (a)

2024	$2,000,000	0.35%
2026	500,000	1.02
2031	100,000	1.53
2032 (b)	200,000	2.92
	$2,800,000	0.70%

(a)    For the interest rate derivatives maturing in 2032, the Company receives payments based on Secured Overnight Financing Rate (SOFR) that resets quarterly. For all other interest rate derivatives, the Company receives payments based on three-month LIBOR that resets quarterly.
(b)    These derivatives have forward effective start dates in November 2024.